SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): November 20, 2003

CONCENTRA OPERATING CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	001-15699	75-2822620
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5080 Spectrum Drive Suite 400 – West Tower Addison, Texas		75001
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (972) 364-8000

Not Applicable

(former address if changed since last report)

Item 9. Regulation FD Disclosure

On November 20, 2003, Concentra Operating Corporation (“Concentra”) sold in a private placement $30 million aggregate principal amount of its 9 1/2% Senior Subordinated Notes due 2010, in accordance with Securities and Exchange Commission Rule 144A. The senior subordinated notes were sold at a premium of 106.5% of their face value, resulting in the receipt of $1.95 million in additional gross proceeds. The senior subordinated notes were offered as additional debt securities under an indenture pursuant to which, on August 13, 2003, Concentra issued $150 million principal amount of its 9 1/2% Senior Subordinated Notes due 2010. The new notes and the notes previously issued under the indenture will be treated as a single class of debt securities.

Proceeds from the private placement of the senior subordinated notes and retained cash of $22.3 million were utilized to retire all of the remaining outstanding principal and accrued interest of Concentra’s parent corporation’s 14% Senior Discount Debentures. In connection with these transactions, the maturity date of Concentra’s parent corporation’s remaining $55 million Bridge Loan was extended to March 31, 2005. The Bridge Loan is guaranteed by the majority shareholder of Concentra’s parent corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCENTRA OPERATING CORPORATION
(Registrant)

By:	/s/ Richard A. Parr II
Name:	Richard A. Parr II
Title:	Executive Vice President, General Counsel & Corporate Secretary

Date: November 20, 2003